UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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ECOLOGY AND ENVIRONMENT, INC.

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On April 2, 2017, Ecology and Environment, Inc. issued a presentation titled “E&E Corrects MRC’s Misleading Statements,” a copy of which is provided immediately below:

E & E Corrects MRC’s
Misleading Statements
April 2, 2017
ecology and environment, inc.
Global Environmental Specialists

Ecology and Environment, Inc.
FICTION #1: MRC’s View That its Nominees are Independent
MRC claims that its Class A nominees (Justin Jacobs and Michael El-Hillow) will be “independent.” THIS IS MISLEADING.
• MRC candidates refused to sign a standard NDA that precludes disclosure of confidential business information to MRC, or third parties
• Nominee Jacobs is a Management Committee Director and General Partner of MRC entities. MRC’s own promotional literature (MRC ADV Brochure) states that MRC principals have a fiduciary duty to act for the benefit of MRC’s clients, which conflicts with a
Director’s duty to ALL E & E shareholders
• At National Technical Systems in July 2012, Mr. Jacobs (as a Director) recruited, hired and set a handsome compensation package for Mr. El-Hillow as CFO that incentivized him to pursue a sale of the Company. Since 2013, MRC has been trying to acquire E & E for the lowest possible price; Mr. El-Hillow has an incentive to pursue Mr. Jacobs’ desired sale rather than representing ALL shareholders’ interests
We believe ALL reasonable shareholders will agree—MRC’s nominees are in no way “independent” of MRC and its campaign to cheaply buy E & E

Ecology and Environment, Inc.
FICTION #2: MRC’s Statements About Meeting E & E’s Board
• MRC claims that E & E’s Board refused to meet with its nominees.
THIS IS MISLEADING.
• The facts are clear: E & E’s Board offered to meet MRC’s nominees but…
– Both MRC nominees refused to sign a standard non-disclosure agreement (NDA) that other nominees signed
– Our standard NDA is commonly used during many nomination processes and did not include a standstill or other unusual restrictions
– MRC left the Board no choice but to decline MRC’s nominees’ admittance to the scheduled meetings
• Why would MRC’s nominees refuse to sign a standard NDA?
We believe ALL reasonable shareholders will agree—the intentions of any nominee who refuses to sign a standard NDA cannot and should not be trusted

Ecology and Environment, Inc.
FICTION #3: MRC’s View of E & E’s Performance
• MRC claims that E & E’s operational performance is in decline. THIS IS MISLEADING.
The WHOLE TRUTH is that E & E has:
– Reduced debt by $6.2 MM (90%)
– Improved its cash position by $7 MM, from $3.9 MM in 2013 to $11 MM in 2016
– Sustained its dividend for 30 consecutive years
– Improved Total Net Income to $2.3 MM for period 2014 to 2016, despite economic downturn
– Begun executing its strategic growth strategy
• MRC is knowingly ignoring metrics that display E & E’s improving results:
– Focused on gross margins, to conveniently overlook E & E’s $17 MM reduction of indirect costs (29%)
– Conveniently ignored appropriate financial metrics for E & E: total net income, debt reduction and cash on hand
– Compared E & E to overly broad and unrelated peer group of billion-dollar companies or companies where environmental consulting is a small portion of their business, if at all
E & E’s refreshed growth strategy is delivering real results for ALL shareholders.
Why would MRC knowingly and deliberately spread half-truths and falsehoods about E & E?    4

Ecology and Environment, Inc.
FICTION #4: MRC’s Criticism of E & E’s Nominees
• MRC has smeared E & E’s nominees without ANY supporting factual substance. THIS DISTORTS THE TRUTH.
– MRC was deceptive regarding Robert Untracht’s involvement in a past lawsuit
• Failed to disclose that the Court dismissed this lawsuit
• Failed to disclose that an amended lawsuit did not even name Mr. Untracht
– MRC was deceptive regarding E & E nominee Michael Betrus’ relevant experience
• Blatantly ignored Mr. Betrus’ CFO-level experience at several companies
• Implied Mr. Betrus was responsible for a “material weakness” in accounting procedure: in reality the “material weakness” predated his Board tenure and he recommended E & E retain a new global audit firm, which discovered it
We believe ALL reasonable shareholders will agree—MRC’s criticisms of E & E’s highly qualified nominees are NOT based on the full truth

Ecology and Environment, Inc.
APPENDIX: Other MRC Misrepresentations and Fabrications
MRC claims that only MRC can represent Class A shareholders as the largest Class A shareholder. THIS IS MISLEADING.
• MRC’s go-private agenda would eliminate shareholder investment and future long-term growth opportunity for both Class A and Class B shareholders
• Class A shareholders benefit from dividends and share price in identical ways as Class B shareholders
• All Directors, Both Class A and Class B, have one vote on the Board, allowing them to represent all shareholders
MRC claims that it has a strategic plan for E & E. THIS IS MISLEADING.
• MRC’s go-private plan is not a strategy for the benefit of all shareholders: it is self-serving and only benefits MRC
MRC claims E & E’s Board has limited experience and is weak on governance.
THIS IS MISLEADING.
• Board has diverse skillsets and complementary qualifications aligned to growth strategy
• Board has created Governance, Nominating and Compensation Committee; appointed Compliance Officer; Updated Internal Audit Program and Audit Committee Charter; appointed Betrus as qualified Audit Committee Chair and hired E&Y as new Auditor; updated Code of Conduct and Anti-corruption Program; and is committed to ongoing governance improvements

Ecology and Environment, Inc.
Disclaimer
About Ecology and Environment, Inc.
Ecology and Environment, Inc. (“E & E” or the “Company”) is a global network of innovators and problem solvers, dedicated professionals and industry leaders in scientific, engineering, and planning disciplines working collaboratively with clients to develop technically sound, science-based solutions to the leading environmental challenges of our time. We have worked with clients on thousands of projects in more than 120 countries, including some of the most complex, high-profile projects in the world.
For projects across a broad range of market sectors, we bring a proactive, collaborative approach and a comprehensive understanding of both the natural and regulatory environment. We establish trust and credibility with every relationship we build and every project we complete. We work with integrity and invest in truly understanding our clients, their challenges, their opportunities, and their business objectives. In doing so, we are able to transcend the traditional client-consultant relationship and act as valued strategic advisors, providing clients with a clear line of sight to their goals.
Our U.S. offices are headquartered and incorporated in New York State. We are listed on the NASDAQ Stock Exchange (“NASDAQ”) under the ticker symbol “EEI.”
Important Additional Information
E & E, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company’s annual meeting of shareholders scheduled to be held on April 20, 2017. The Company has filed a definitive proxy statement and proxy cards with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from Company shareholders. COMPANY
SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION.
Information regarding the identity of participants in this solicitation by the Company, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC. Shareholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available for no charge at the Company’s Proxy Material website at https://www.proxydocs.com/EEI, by writing to the Company at 368 Pleasant View Drive, Lancaster, NY 14086 or by calling the Company’s proxy solicitor, D.F. King, at 1 (800) 628-8536.
Forward-Looking Statements
Information presented in this communication contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933, as amended (the
“Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including, but not limited to, current expectations, estimates, forecasts and projections about the industries in which we operate and the beliefs and assumptions of our management, the Company’s future costs of solicitation, record or meeting dates, compensation arrangements, business objectives, company policies, corporate governance practices as well as capital and corporate structure (including major shareholders, board structure and board composition), are forward-looking statements. Forward-looking statements generally can be identified by words such as “expect,” “will,” “change,” “intend,” “target,” “future,” “anticipate,” “to be,” “goal,” “project,” “plan,” “believe,” “seek,” “estimate,” “continue,” “may,” and similar expressions. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect the Company’s operations and may cause the Company’s actual actions, results, financial condition, performance or achievements to be substantially different from any future actions, results, financial condition, performance or achievements expressed or implied by any such forward-looking statements. Those factors include, but are not limited to, (i) general economic and business conditions; (ii) changes in market conditions; (iii) changes in regulations; (iv) actual or potential takeover or other change-of-control threats; (v) the effect of merger or acquisition activities;
(vi) changes in the Company’s plans, strategies, targets, objectives, expectations or intentions; and (vii) other risks, uncertainties and factors indicated from time to time in the Company’s reports and filings with the SEC including, without limitation, most recently the Company’s Annual Report on Form 10-K for the period ended July 31, 2016, under the heading Item 1A—“Risk Factors” and the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Company does not intend, and undertakes no obligation to update or publicly release any revision to any such forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance or otherwise. Each forward-looking statement contained in the Company’s proxy statement is specifically qualified in its entirety by the aforementioned factors. You are advised to carefully read the Company’s proxy statement in conjunction with the important disclaimers set forth above prior to reaching any conclusions or making any investment decisions.